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                                                                    EXHIBIT 99.4

                        NORTH FORK BANCORPORATION, INC.

                               OFFER TO EXCHANGE
          ITS 5% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE 2012
                   AND ITS 5.875% SUBORDINATED NOTES DUE 2012
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
            5% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE 2012
                   AND ITS 5.875% SUBORDINATED NOTES DUE 2012

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON --, 2002, UNLESS EXTENDED.

                                          --, 2002

To Our Clients:

     Enclosed for your consideration is a prospectus dated --, 2002 (the "prospectus") and the accompanying letter of transmittal (which together constitute the "exchange offer") relating to the offer by North Fork Bancorporation, Inc. to exchange up to $500,000,000 aggregate principal amount of its 5% Fixed Rate/ Floating Rate Subordinated Notes due 2012 and its 5.875% Subordinated Notes due 2012 (the "exchange notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 5% Fixed Rate/Floating Rate Subordinated Notes due 2012 and its 5.875% Subordinated Notes due 2012 (the "outstanding notes"). As set forth in the prospectus, the terms of the exchange notes are identical in all material respects to the outstanding notes, except that the exchange notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the exchange and registration rights agreement described in the prospectus. Outstanding notes may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

     We are forwarding the enclosed material to you as the beneficial owner of outstanding notes held by us for your account or benefit but not registered in your name. Only we may tender outstanding notes in the exchange offer as the registered holder, if you so instruct us. Therefore, North Fork Bancorporation, Inc. urges beneficial owners of outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange outstanding notes in the exchange offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all outstanding notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal before instructing us to exchange your outstanding notes.

     You should forward instructions to us as promptly as possible in order to permit us to exchange outstanding notes on your behalf before the exchange offer expires at 5:00 P.M., New York City time, on --, 2002, unless extended. A tender of outstanding notes may be withdrawn at any time prior to the expiration time, which means 5:00 P.M., New York City time, on --, 2002 or the latest time to which the exchange offer is extended.

     We call your attention to the following:

          1. The exchange offer is for the exchange of $1,000 principal amount of exchange notes for each $1,000 principal amount of outstanding notes. $500,000,000 aggregate principal amount of the outstanding notes was outstanding as of --, 2001.
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          2.  THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE
     EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

          3. North Fork Bancorporation, Inc. has agreed to pay certain of the expenses of the exchange offer. It will pay any transfer taxes incident to the transfer of outstanding notes from the tendering holder to North Fork Bancorporation, Inc., except as provided in the prospectus and the letter of transmittal. See ["The Exchange Offer -- Fees and Expenses"] in the prospectus and instruction -- of the letter of transmittal.

     North Fork Bancorporation, Inc. is not making the exchange offer to, nor will it accept tenders from or on behalf of, holders of outstanding notes residing in any jurisdiction in which the making of the exchange offer or the acceptance of tenders would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your outstanding notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OUTSTANDING NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the material enclosed with and referred to in your letter relating to the exchange offer of North Fork Bancorporation, Inc.

     This will instruct you to tender for exchange the aggregate principal amount of outstanding notes indicated below (or, if no aggregate principal amount is indicated below, all outstanding notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal.

     Aggregate principal amount of outstanding notes to be tendered for exchange:*

                             $ --------------------

* I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of outstanding notes in the space above, all outstanding notes held by you for my (our) account will be tendered for exchange.

Signature(s)
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Name(s) (Please print)
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Taxpayer Identification or
Social Security Number(s)
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Capacity (full title), if signing in a
fiduciary or representative capacity
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Telephone (Include area code)
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Address (Include zip code)
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Date
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